United States
                Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8 - K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        May 28, 1996


                  Sterling Financial Corporation
      (Exact name of registrant as specified in its charter)


Pennsylvania                        0-16276                 23-2449551
(State or other jurisdiction (Commission File Number)    (IRS Employer
of incorporation)                                      Identification No)


101 North Pointe Boulevard Lancaster, Pennsylvania          17601-4133
(Address of principal executive offices)                    (Zip Code)


Registrant's Telephone number, including area code    (717) 581-6030


                          N/A
(Former name or former address, if changed since last report)

ITEM 5 - OTHER EVENTS

     Sterling Financial Corporation announced that an $.18 per share cash dividend was declared on May 28, 1996 with the dividend being payable on July 1, 1996, to shareholders of record June 17, 1996.

     In addition, Sterling Financial Corporation announced that a 5% stock dividend was declared on May 28, 1996, to shareholders of record, July 10, 1996, and payable July 22, 1996.

     Under the terms of the stock dividend declared by the Board of Directors, each shareholder is entitled to receive one share of common stock for each twenty (20) shares registered in the shareholder's name on July 10, 1996. Certificates of fractional shares will not, however, be issued. Instead, each shareholder is to be paid in cash the fair market value of any fractional share to which the shareholder would otherwise be entitled which fair market value was determined to be $25.75, being the average of the bid and ask price of the common stock of the Corporation at the close of business on May 28, 1996.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              Sterling Financial Corporation


                              By:/s/ John E. Stefan
                               John E. Stefan, Chairman of the Board,
                               President and Chief Executive Officer



DATE        May 31, 1996